Exhibit 12

                   FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          (in thousands, except ratios)

                                                                                                                      Six months
                                                                                                                   ended January 31,
                                                                                                                  ------------------
Earnings                                                          1999      2000      2001      2002      2003      2003      2004
--------------------------------------------------------        --------  --------  --------  --------  --------  --------  --------
Pre-tax income from continuing operations
 before minority interest                                       $14,783   $   860   $ 64,068  $ 59,959  $ 59,503  $ 64,890  $48,409

Add: Fixed charges (see below)                                   50,287    71,978     79,905    72,290    72,445    36,225   36,666

Add: Amortization of capitalized interest                           -         -          -         -         -                  250

Less: interest capitalized                                          -         -          -         697     2,466     1,080      590
                                                                --------  --------  --------  --------  --------  --------  --------
       Income as adjusted (a)                                   $65,070   $72,838   $143,973  $131,552  $129,482  $100,035  $84,735
                                                                ========  ========  ========  ========  ========  ========  ========


Fixed charges

Interest, either expensed or capitalized, and amortized

    capitalized expenses related to indebtedness                 46,621    58,298     61,544    60,305    66,131    31,860   34,675

An estimate of the interest within lease expense                  3,666    13,680     18,361    11,985     6,314     4,365    1,991
                                                                --------  --------  --------  --------  --------  --------  --------
       Fixed charges (b)                                        $50,287   $71,978   $ 79,905  $ 72,290  $ 72,445  $ 36,225  $36,666
                                                                ========  ========  ========  ========  ========  ========  ========

Ratio of Earnings to Fixed Charges (a/b)                          1.3       1.0       1.8       1.8       1.8       2.8       2.3
                                                                ========  ========  ========  ========  ========  ========  ========



                 PRO FORMA CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                      Six months
                                                                                                                   ended January 31,
                                                                                                                  ------------------
Earnings                                                          1999      2000      2001      2002      2003      2003      2004
--------------------------------------------------------        --------  --------  --------  --------  --------  --------  --------
Pre-tax income from continuing operations
 before minority interest                                       $18,824   $ 7,715   $ 74,597  $ 59,959  $ 59,503  $ 64,890  $48,409

Add: Fixed charges (see below)                                   50,287    71,978     79,905    72,290    72,445    36,225   36,666

Add: Amortization of capitalized interest                                                                                       250

Less: interest capitalized                                          -         -          -          697    2,466     1,080      590
                                                                --------  --------  --------  --------  --------  --------  --------
       Income as adjusted (a)                                   $69,111   $79,693   $154,502  $131,552  $129,482  $100,035  $84,735
                                                                ========  ========  ========  ========  ========  ========  ========

Fixed charges

Interest, either expensed or capitalized, and amortized

    capitalized expenses related to indebtedness                 46,621    58,298     61,544    60,305    66,131    31,860   34,675

An estimate of the interest within lease expense                  3,666    13,680     18,361    11,985     6,314     4,365    1,991
                                                                --------  --------  --------  --------  --------  --------  --------
       Fixed charges (b)                                        $50,287   $71,978   $ 79,905  $ 72,290  $ 72,445  $ 36,225  $36,666
                                                                ========  ========  ========  ========  ========  ========  ========

Ratio of Earnings to Fixed Charges (a/b)                          1.4       1.1       1.9       1.8       1.8       2.8       2.3
                                                                ========  ========  ========  ========  ========  ========  ========